EXHIBIT 24

POWER OF ATTORNEY

Each of the undersigned hereby appoints Richard R. Peterson as attorney and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1934, the annual report on Form 10-K of Advanced BioEnergy, LLC for the fiscal year ended September 30, 2019 and any and all amendments and exhibits to that annual report on Form 10-K and any and all applications, instruments, and other documents to be filed with the Securities and Exchange Commission pertaining to that annual report on Form 10-K or any amendments thereto, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable. This power of attorney has been signed below by the following persons in the capacities indicated on the dates indicated.

Name	Title	Date

/s/ Richard R. Peterson _________________________ Richard R. Peterson	Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Financial and Accounting Officer), President and Director	12/30/19
/s/ J.D. Schlieman
_________________________	Director, Chairman	12/30/19
J.D. Schlieman
/s/ Theodore J. Christianson
_________________________	Director	12/30/19
Theodore J. Christianson

/s/ Daniel R. Kueter _________________________	Director	12/30/19
Daniel R. Kueter

/s/ Charles M. Miller _________________________	Director	12/30/19
Charles M. Miller
/s/ Troy L. Otte
_________________________	Director	12/30/19
Troy L. Otte
/s/ Brian D. Thome
_________________________	Director	12/30/19
Brian D. Thome